UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 12, 2013

LANTHEUS MEDICAL IMAGING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-169785	51-0396366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road, North Billerica, MA 01862

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2013, the registrant, Lantheus Medical Imaging, Inc. (the “Company”), announced the transition of Cyrille Villeneuve to the Company’s Vice President, International, effective April 15, 2013, from his prior position as the Company’s Chief Commercial Officer.

Item 8.01                                           Other Events.

On April 15, 2013, the Company also announced the appointment of Mary Anne Heino as the Company’s new Chief Commercial Officer and Michael Heslop as the Company’s new Vice President, Business Development and Strategic Planning.  Prior to the realignment, Mr. Heslop served as the Company’s Vice President, International from June 2012 to April 2013.

A copy of the Company’s press release, dated April 15, 2013, announcing the realignment of the Company’s executive leadership team is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

99.1	Press Release, dated April 15, 2013, announcing the realignment of the Company’s executive leadership team.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS MEDICAL IMAGING, INC.

By:	/s/ Michael P. Duffy
Name:	Michael P. Duffy
Title:	Vice President and Secretary

Date:  April 16, 2013

EXHIBIT LIST

Exhibit Number	Description of Exhibits

99.1	Press Release, dated April 15, 2013, announcing the realignment of the Company’s executive leadership team.